                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                   FORM 8-K/A


TRANSDIGM INC., TRANSDIGM HOLDING COMPANY, MARATHON POWER TECHNOLOGIES COMPANY,
       CHAMPION AEROSPACE INC., ZMP, INC. AND ADAMS RITE AEROSPACE, INC.


                         AMENDMENT #1 TO CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  May 31, 2001
                ------------------------------------------------
                Date of report (Date of earliest event reported)

TRANSDIGM INC., TRANSDIGM HOLDING COMPANY, MARATHON POWER TECHNOLOGIES COMPANY,
       CHAMPION AEROSPACE INC., ZMP, INC. AND ADAMS RITE AEROSPACE, INC.
     (exact name of co-registrant as specified in their respective charters)



          Delaware                      333-71397              13-3733378
-----------------------------    -----------------------   ------------------
(State or other Jurisdiction of   Commission File Number   (I.R.S. Employer
incorporation or organization)                             Identification No.)




       26380 Curtiss Wright Parkway, Richmond Heights, Ohio     44143
--------------------------------------------------------------------------------
           (Address of Principal Executive Offices)           (Zip Code)

                                 (216) 289-4939
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
   (Former name, former address and former fiscal year, if changed since last report.)

                                      INDEX

                                                                                                               PAGE

Item 7            FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                    INFORMATION AND EXHIBITS

                  (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                  Report of Ernst & Young LLP, Independent Auditors                                                1

                  Audited financial statements of Federal-Mogul Aviation, Inc.
                  as of December 31, 2000 and 1999 and for the Years Then Ended,
                  the Period from October 10, 1998 through December 31, 1998,
                  and the Period from January 1, 1998 through October 9, 1998                                      2

                  Unaudited financial statements of Federal-Mogul Aviation Inc. as of
                  March 31, 2001 and December 31, 2000 and for the Thirteen Weeks Ended
                  March 31, 2001 and 2000                                                                         10

                  (b) UNAUDITED PRO FORMA FINANCIAL INFORMATION

                  Unaudited Pro Forma Consolidated Statement of Operations -
                  Year Ended September 30, 2000 (Year Ended December 31, 2000 for Aviation)                       16

                  Unaudited Pro Forma Consolidated Statement of Operations -
                  Twenty-Six Week Period Ended March 31, 2001                                                     18

                  Unaudited Pro Forma Consolidated Balance Sheet - March 31, 2001                                 20

Signatures                                                                                                        22

ITEM 7 a.  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Federal-Mogul Corporation:

     We have audited the accompanying balance sheets of Federal-Mogul Aviation, Inc. as of December 31, 2000 and 1999 and the related statements of operations and cash flows for the years then ended, the period from October 10, 1998 through December 31, 1998 and for the Aviation Division of the Cooper Automotive Division of Cooper Industries (the Predecessor) for the period from January 1, 1998 through October 9, 1998. These financial statements are the responsibility of the respective Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Federal-Mogul Aviation, Inc. at December 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended, the period from October 10, 1998 through December 31, 1998 and for the Predecessor for the period from January 1, 1998 through October 9, 1998, in conformity with accounting principles generally accepted in the United States.


/S/   ERNST & YOUNG LLP

Detroit, Michigan
March 1, 2001, except for Note 7, as to which the date is May 31, 2001

                          FEDERAL-MOGUL AVIATION, INC.

                            STATEMENTS OF OPERATIONS

                             (THOUSANDS OF DOLLARS)


                                                                        PREDECESSOR
                                              YEAR ENDED                -----------
                                             DECEMBER 31,   OCTOBER 10-  JANUARY 1-
                                            --------------  DECEMBER 31, OCTOBER 9,
                                            2000      1999       1998      1988
                                            ----      ----       ----      ----

Net sales ..............................   $68,616   $64,584   $13,628   $47,034
Cost of products sold ..................    41,392    38,977     8,641    30,298
Selling, general and administrative
  expenses .............................     7,146     7,228     1,380     5,446
Amortization expense ...................     2,219     2,092       289       309
Other expense, net .....................     1,986     1,858     1,618        12
                                           -------   -------   -------   -------
           Earnings before income taxes     15,873    14,429     1,700    10,969
Income taxes ...........................     6,875     6,278       776     4,314
                                           -------   -------   -------   -------
           Net Earnings ................   $ 8,998   $ 8,151   $   924   $ 6,655
                                           =======   =======   =======   =======

                 See accompanying Notes to Financial Statements.

                          FEDERAL-MOGUL AVIATION, INC.

                                 BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)

                                                                 DECEMBER 31,
                                                               ---------------
                                                               2000       1999
Assets

Cash .....................................................   $      1   $      1
Other receivables ........................................         25        378
Inventories ..............................................     10,805     11,454
Perishable tooling and supplies ..........................      1,942      1,710
                                                             --------   --------
           Total current assets ..........................     12,773     13,543
Property, plant and equipment, less accumulated
  depreciation ...........................................     18,223     19,073
Goodwill, less accumulated amortization ..................     81,938     84,097
Other intangibles, less accumulated amortization .........        759        818
Other assets .............................................          6         51
                                                             --------   --------
           Total Assets ..................................   $113,699   $117,582
                                                             ========   ========

LIABILITIES AND NET PARENT INVESTMENT
Accounts payable .........................................   $  1,743   $  4,598
Accrued compensation .....................................         90        125
Other accrued liabilities ................................        751      1,517
                                                             --------   --------
Total current liabilities ................................      2,584      6,240
Net parent investment ....................................    111,115    111,342
                                                             --------   --------
           Total Liabilities and Net Parent Investment ...   $113,699   $117,582
                                                             ========   ========






                 See accompanying Notes to Financial Statements.

                          FEDERAL-MOGUL AVIATION, INC.

                            STATEMENTS OF CASH FLOWS
                             (THOUSANDS OF DOLLARS)


                                                                                              PREDECESSOR
                                                                                              -----------
                                                                YEAR ENDED       OCTOBER 10-   JANUARY 1-
                                                                DECEMBER 31,       THROUGH      THROUGH
                                                             -----------------   DECEMBER 31,  OCTOBER 9,
                                                             2000         1999       1998        1998
                                                             ----         ----       ----        ----
Cash flows from operating activities:
     Net Earnings ......................................   $  8,998    $  8,151    $    924    $  6,655
Adjustments to reconcile to net cash provided by
  operating activities:
     Depreciation expense ..............................      1,509       1,286         519       2,122
     Amortization expense ..............................      2,219       2,092         289         309
     Changes in assets and liabilities:
          Other receivables ............................        353        (378)        600      (1,618)
          Inventories ..................................        649       5,120         300      (4,883)
          Accounts payable and accrued liabilities .....     (3,621)        660        (795)     (1,624)
          Other assets and liabilities, net ............         (3)        523           -          23
                                                           --------    --------    --------    --------

            Net cash provided by operating activities...     10,104      17,454       1,837         984
Cash flows from investing activities:
     Capital expenditures ..............................       (879)       (799)       (275)       (420)
Cash flows from financing activities:
     Net inter-company activity with parent ............     (9,225)    (16,655)     (1,562)       (564)
                                                           --------    --------    --------    --------
Change in cash .........................................          -           -           -           -
            Cash at beginning of period ................          1           1           1           1
                                                           --------    --------    --------    --------
            Cash at end of period ......................   $      1    $      1    $      1    $      1
                                                           ========    ========    ========    ========

                 See accompanying Notes to Financial Statements.

                          FEDERAL-MOGUL AVIATION, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1: BASIS OF PRESENTATION

         The accompanying financial statements reflect the assets, liabilities and operations of Federal-Mogul Aviation, Inc. ("Aviation"). Aviation is a wholly owned subsidiary of Federal-Mogul Corporation ("Federal-Mogul"). Aviation was previously an operating unit included in the Cooper Automotive Division of Cooper Industries, Inc. ("Cooper"). Federal-Mogul purchased the automotive divisions of Cooper, including Aviation, on October 9, 1998.

         Aviation operates with complete financial and operations staff on a decentralized basis. Its parent provides certain centralized services for employee benefits administration, cash management, risk management, legal services, public relations, domestic tax reporting and internal and external audit. Its parent bills Aviation for all direct costs incurred on behalf of Aviation. General corporate, accounting, tax, legal and other administrative costs that are not directly attributable to the operations of Aviation have been allocated to Aviation in the accompanying financial statements.

     The accompanying financial statements are presented as if Aviation had existed as an entity separate from its parent during the period presented and include the assets, liabilities, revenues and expenses that are directly related to Aviation's operations. Since the date of Federal-Mogul's acquisition of Aviation, the financial statements include the push-down of fair value adjustments to assets and liabilities, including goodwill, other intangible assets and property, plant and equipment and their related amortization and depreciation adjustments.

     Because Aviation is fully integrated into its parent's worldwide cash management system, all of its cash requirements are provided by its parent and any excess cash generated by Aviation is transferred to its parent. Aviation participates in Federal-Mogul's accounts receivable securitization program. On an ongoing basis, Aviation sells certain accounts receivable to Federal-Mogul Funding Corporation ("FMFC"), a wholly owned subsidiary of Federal-Mogul, which then sells such receivables, without recourse, to a financial conduit. The transfers of these receivables are charged to the net parent investment account. Aviation does not retain any interest in these receivables and the accounts receivable are sold at carrying value.


NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Inventories: Inventories are carried at cost or, if lower, net realizable value. Prior to Federal-Mogul's acquisition of Aviation, cost was determined using the first-in, first-out ("FIFO") method. Subsequent to Federal-Mogul's acquisition of Aviation, cost was determined using the last-in, first-out ("LIFO") method, which approximated FIFO for all years presented.

     At December 31, inventories consisted of the following (in thousands):

                                        2000      1999

          Raw materials ............   $ 3,382   $ 3,067
          Work-in-process ..........     6,136     6,795
          Finished goods ...........     1,287     1,592
                                       -------   -------
                     Net inventories   $10,805   $11,454
                                       =======   =======


     Revenue Recognition: Aviation recognizes revenues and the related customer incentives when there is evidence of a sales agreement, the delivery of the goods has occurred, the sales price is fixed or determinable and the ability to collect the revenue is reasonably assured. Aviation generally records revenue upon shipment of product to the customer, which coincides with the transfer of title under standard commercial terms.

     Research and Development Costs: Aviation expenses research and development costs when incurred. Research and development costs were $1.6 million and $1.9 million for the years ended December 31, 2000 and 1999 and $1.4 million and $0.4 million for the period from January 1, 1998 through October 9, 1998 and October 10, 1998 through December 31, 1998, respectively.

     Property, Plant and Equipment: Property, plant and equipment are stated at Federal-Mogul's cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method, which in general are depreciated over the following lives: buildings--10 to 40 years and machinery and equipment--3 to 20 years.

         At December 31, property, plant and equipment consisted of the following (in thousands):

                                                  2000         1999
                                                  ----         ----

          Property, Plant and equipment:
               Land ........................    $    110     $    110
               Buildings ...................       9,288        8,656
               Machinery and equipment .....      11,270       11,390
               Construction-in-progress ....         869          722
                                                --------     --------
                                                  21,537       20,878
               Accumulated depreciation ....      (3,314)      (1,805)
                                                --------     --------
                                                $ 18,223     $ 19,073
                                                ========     ========



     Goodwill and Other Intangible Assets: At December 31, goodwill and other intangible assets, which resulted from Federal-Mogul's acquisition of Aviation, consisted of the following (in thousands):

                                      ESTIMATED
                                     USEFUL LIFE    2000       1999
                                     -----------    ----       ----
          Goodwill .................  40 years    $ 86,406    $ 86,406
          Accumulated amortization                  (4,468)     (2,309)
                                                  --------    --------
          Net goodwill .............              $ 81,938    $ 84,097
                                                  ========    ========

          Assembled workforce ......  15 years    $    891    $    891
          Accumulated amortization..                  (132)        (73)
                                                  --------    --------
          Net assembled workforce...              $    759    $    818
                                                  ========    ========

     Intangible assets are periodically reviewed for impairment indicators. If impairment indicators exist, an assessment of undiscounted future cash flows related to assets held for use or fair value for assets held for sale are evaluated accordingly. Intangible assets are amortized on a straight-line basis over their estimated useful lives.

     Net Parent Investment: The Net Parent Investment account includes Aviation's historical earnings, intercompany amounts, income taxes deferred and payable, postemployment benefit liabilities and other transactions between Aviation and its parent.

     Fair Value of Financial Instruments: The carrying amounts of certain financial instruments such as other receivables and accounts payable approximate their fair value for all years presented.

NOTE 3: NET PARENT INVESTMENT

     Changes in net parent investment during the three years ended December 31, were as follows (in thousands):

          Balance at January 1, 1998 ............................................   $  42,904
                 Net inter-company transactions with parent .....................      (1,927)
                 Net income for period from January 1, 1998 to October 9, 1998 ..       6,655
                                                                                    ---------
          Balance at October 9, 1998 ............................................   $  47,632
                                                                                    =========

          Federal-Mogul's initial investment in Aviation ........................   $  81,979
                 Net inter-company transactions with parent .....................       1,290
                 Net income for period from October 10, 1998 to December 31, 1998         924
                                                                                    ---------
          Balance at December 31, 1998 ..........................................      84,193
                 Net inter-company transactions with parent .....................      18,998
                 Net income .....................................................       8,151
                                                                                    ---------
          Balance at December 31, 1999 ..........................................     111,342
                 Net inter-company transactions with parent .....................      (9,225)
                 Net income .....................................................       8,998
                                                                                    ---------
          Balance at December 31, 2000 ..........................................   $ 111,115
                                                                                    =========

     Intercompany transactions are principally cash transfers and non-cash charges between Aviation and its parent.

     Aviation has an inter-company loan with Federal-Mogul in the amount of $30.5 million, which is included in the net parent investment balance at December 31, 2000, 1999 and 1998. In 2000, 1999 and 1998 Federal-Mogul charged interest on this balance based on the stated rate of 6.9%.

     Federal-Mogul has pledged 100% of Aviation's capital stock and also provided collateral in the form of a pledge of inventories, property, plant and equipment, real property and intellectual properties to secure certain outstanding debt of Federal-Mogul. In addition, Aviation has guaranteed fully and unconditionally, on a joint and several basis, the obligation to pay principal and interest under Federal-Mogul's Senior Credit Agreements and its publicly traded registered debt. Such pledges and guarantees have also been made by certain other subsidiaries of Federal-Mogul.

NOTE 4: INCOME TAXES

     Aviation files a consolidated return with its parent for U.S. federal income tax purposes. Federal income tax expense is calculated on a separate-return basis for financial reporting purposes. A reconciliation between Aviation's statutory federal income tax rate and its effective tax rate is summarized below:


                                                                              PERIOD FROM      PERIOD FROM
                                                    YEAR ENDED DECEMBER 31, JANUARY 1, 1998 OCTOBER 10, 1998
                                                    -----------------------    THROUGH          THROUGH
                                                       2000         1999   OCTOBER 9, 1998  DECEMBER 31, 1998
                                                       ----         ----   ---------------  -----------------

          Effective tax rate reconciliation:
                 U.S. Federal statutory rate .          35%          35%          35%          35%
                 Non-deductible goodwill .....           5            6            8            1
                 State and Local Taxes .......           3            3            3            3
                                                        --           --           --           --
                 Effective Tax Rate ..........          43%          44%          46%          39%
                                                        ==           ==           ==           ==

     Deferred taxes and income taxes payable are a component of the net investment in parent.

NOTE 5: PENSION PLANS

     In 1998, prior to Federal-Mogul's acquisition of Aviation, the various pension plans of Aviation were merged into one plan of Cooper. As such, the related pension liabilities were recorded to net parent investment. This plan was assumed by Federal-Mogul in its acquisition of the automotive divisions of Cooper. This plan was required to be fully funded by Cooper prior to the acquisition by Federal-Mogul. In 2000, Federal-Mogul consolidated all domestic qualified defined benefit plans into one plan, the Federal Mogul Corporation Pension Plan.

     The expense charged to Aviation was $0.2 million and $0.2 million for the years ended December 31, 2000 and 1999 and $0.3 million for the period from January 1, 1998 through October 8, 1998. There was no expense recorded for the period from October 9, 1998 through December 31, 1998.

     At December 31, 2000 and 1999, the Federal-Mogul Corporation Pension Plan's projected benefit obligation was $721.8 million and $345.6 million based on discount rates of 8% and 7.75%, and the fair value of plan assets were $852.5 million and $327.0 million, respectively.

NOTE 6: CONCENTRATION OF CREDIT RISK AND OTHER

     Aviation grants credit to their customers, which are primarily in the aerospace industry. Credit risk with respect to trade receivables is generally diversified due to the large number of entities comprising Aviation's customer base. Aviation performs periodic credit evaluations of their customers and generally do not require collateral.

      Aviation operates in a single business segment, manufacturing primarily engine ignition systems and related parts for the aerospace industry. Aviation manufactures and distributes these products for use in the aerospace aftermarket and original equipment segments of the industry. Two distributors accounted for approximately 25% and 12%, 27% and 10%, and 31% and 11% of net sales for the years ended December 31, 2000, 1999 and 1998, respectively. No other customer accounted for 10% or more of revenues in 2000, 1999 or 1998. All of Aviation's operations are conducted in the United States. Net sales to customers outside the United States, principally to European customers, were 22%, 20%, and 22% of the total net sales for the years ended December 31, 2000, 1999 and 1998, respectively.

NOTE 7: SUBSEQUENT EVENT

      On May 31, 2001, a corporation formed by TransDigm Inc. acquired substantially all of the assets and assumed certain liabilities of Aviation for approximately $160.1 million in cash. The purchase price is subject to adjustment for changes in working capital as defined in the Asset Purchase Agreement.

FEDERAL-MOGUL AVIATION, INC.

BALANCE SHEETS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                   MARCH 31,  DECEMBER 31,
                                                                     2001        2000
                                                                  (UNAUDITED)
ASSETS

   Cash                                                            $      1    $      1
   Other receivables                                                     10          25
   Inventories (Note 3)                                              12,282      10,805
   Perishable tooling and supplies                                    2,021       1,942
                                                                   --------    --------
     Total current assets                                            14,314      12,773
                                                                   --------    --------

   Property, plant and equipment, less accumulated depreciation      17,881      18,223
   Goodwill, less accumulated amortization                           81,362      81,938
   Other intangibles, less accumulated amortization                     726         759
   Other assets                                                                       6
                                                                   --------    --------

TOTAL ASSETS                                                       $114,283    $113,699
                                                                   ========    ========


LIABILITIES AND NET PARENT INVESTMENT

   Accounts payable                                                $  3,410    $  1,743
   Accrued compensation                                                  93          90
   Other accrued liabilities                                          1,205         751
                                                                   --------    --------
     Total current liabilities                                        4,708       2,584
                                                                   --------    --------

   Net parent investment                                            109,575     111,115
                                                                   --------    --------

TOTAL LIABILITIES AND NET PARENT INVESTMENT                        $114,283    $113,699
                                                                   ========    ========




See accompanying Notes to Financial Statements.

FEDERAL-MOGUL AVIATION, INC.

STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS)
(UNAUDITED)

                                                              THIRTEEN WEEK
                                                              PERIOD ENDED
                                                                MARCH 31,
                                                          ----------------------
                                                            2001          2000

NET SALES                                                 $18,458        $17,473

COST OF SALES                                              11,325          9,875
                                                          -------        -------

GROSS PROFIT                                                7,133          7,598
                                                          -------        -------

OPERATING EXPENSES:
   Selling and administrative                               1,574          1,369
   Amortization of intangibles                                609            449
   Research and development                                   387            477
   Federal-Mogul corporate charge                             318            318
                                                          -------        -------

           Total operating expenses                         2,888          2,613
                                                          -------        -------

INCOME FROM OPERATIONS                                      4,245          4,985

INTEREST EXPENSE - NET                                        518            518
                                                          -------        -------

INCOME BEFORE INCOME TAXES                                  3,727          4,467

INCOME TAX PROVISION                                        1,691          1,917
                                                          -------        -------

NET INCOME                                                $ 2,036        $ 2,550
                                                          =======        =======


See accompanying Notes to Financial Statements.

FEDERAL-MOGUL AVIATION, INC.

STATEMENTS OF CASH FLOWS
(DOLLARS IN THOUSANDS)
(UNAUDITED)
--------------------------------------------------------------------------------

                                                                                THIRTEEN WEEK
                                                                                PERIOD ENDED
                                                                                  MARCH 31,
                                                                            -------------------
                                                                             2001        2000

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                $ 2,036     $ 2,550
  Adjustments to reconcile to net cash provided by operating activities:
    Depreciation expense                                                        407         435
    Amortization expense                                                        609         449
    Changes in assets and liabilities:
      Other receivables                                                          15         345
      Inventories                                                            (1,477)        305
      Accounts payable and accrued liabilities                                2,124        (734)
      Other assets and liabilities, net                                         (73)         44
                                                                            -------     -------
           Net cash provided by operating activities                          3,641       3,394

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                          (65)       (125)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net inter-company activity with parent                                     (3,576)     (3,269)
                                                                            -------     -------

CHANGE IN CASH                                                                    -           -

CASH, BEGINNING OF PERIOD                                                         1           1
                                                                            -------     -------

CASH, END OF PERIOD                                                         $     1     $     1
                                                                            =======     =======


See accompanying Notes to Financial Statements.

FEDERAL-MOGUL AVIATION, INC.

NOTES TO FINANCIAL STATEMENTS
AS OF MARCH 31, 2001 AND DECEMBER 31, 2000
AND FOR THE THIRTEEN WEEK PERIODS ENDED MARCH 31, 2001 AND 2000
--------------------------------------------------------------------------------

1.    DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

      The accompanying financial statements reflect the assets, liabilities and operations of Federal-Mogul Aviation, Inc. ("Aviation"). Aviation is a wholly-owned subsidiary of Federal-Mogul Corporation ("Federal-Mogul"). Aviation was previously an operating unit included in the Cooper Automotive Division of Cooper Industries, Inc. ("Cooper"). Federal-Mogul purchased the automotive divisions of Cooper, including Aviation, on October 9, 1998.

      Prior to the transaction described in Note 4, Aviation operated with complete financial and operations staff on a decentralized basis. Its parent provided certain centralized services for employee benefits administration, cash management, risk management, legal services, public relations, domestic tax reporting and internal and external audit. Its parent billed Aviation for all direct costs incurred on behalf of Aviation. General corporate, accounting, tax, legal and other administrative costs that were not directly attributable to the operations of Aviation have been allocated to Aviation in the accompanying financial statements.

      The accompanying financial statements are presented as if Aviation had existed as an entity separate from its parent during the period presented and include the assets, liabilities, revenues and expenses that are directly related to Aviation's operations. Since the date of Federal-Mogul's acquisition of Aviation, the financial statements include the push-down of fair value adjustments to assets and liabilities, including goodwill, other intangible assets and property, plant and equipment and their related amortization and depreciation of adjustments.

2.    UNAUDITED FINANCIAL INFORMATION

      The unaudited financial statements included herein reflect all adjustments (consisting solely of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of Aviation's financial position and results of operations and cash flows for the interim periods presented in accordance with accounting principles generally accepted in the United States of America and with instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, the financial statements do not include all the information and footnotes required under accounting principles generally accepted in the United States of America for complete financial statements. The results of operations for the thirteen week period ended March 31, 2001 are not necessarily indicative of the results to be expected for the full year. For further information, refer to the consolidated financial statements and footnotes included in this document for the year ended December 31, 2000.

3.    INVENTORIES

      Inventories are carried at cost, or if lower, net realizable value. Cost of inventories is determined by the first-in, first-out (FIFO) method. Inventories consist of the following (in thousands):

                                                MARCH 31,    DECEMBER 31,
                                                  2001           2000
                                                  ----           ----
          Raw materials                         $ 4,171        $ 3,382
          Work-in-progress                        6,398          6,136
          Finished goods                          1,713          1,287
                                                -------        -------

          Inventories - net                     $12,282        $10,805
                                                =======        =======

FEDERAL-MOGUL AVIATION, INC.

NOTES TO FINANCIAL STATEMENTS
AS OF MARCH 31, 2001 AND DECEMBER 31, 2000
AND FOR THE THIRTEEN WEEK PERIODS ENDED MARCH 31, 2001 AND 2000
--------------------------------------------------------------------------------

4.    SUBSEQUENT EVENT

      On May 31, 2001, a corporation formed by TransDigm Inc. acquired substantially all of the assets and assumed certain liabilities of Aviation for approximately $160.1 million in cash. The purchase price is subject to adjustment for changes in working capital as defined in the Asset Purchase Agreement.

ITEM 7b. UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following pro forma consolidated financial information of TransDigm Holdings is based on the historical consolidated financial statements and the accompanying notes of TransDigm Holdings and the historical financial statements and the accompanying notes of Federal-Mogul Aviation, Inc. ("Aviation"). The pro forma consolidated statements of operations give effect to the Acquisition as if it had been consummated at the beginning of each respective period. The pro forma consolidated balance sheet gives effect to the Acquisition and the related borrowings under the Credit Agreement as if they had occurred as of the balance sheet date. The adjustments necessary to fairly present this pro forma consolidated financial information have been made based on available information and, in the opinion of management, are reasonable and are described in the accompanying notes. The pro forma consolidated financial information should not be considered indicative of actual results that would have been achieved had the Acquisition been consummated on the respective dates indicated and do not purport to indicate results of operations for any future period.

The Acquisition has been accounted for as a purchase. The purchase price consideration of $160.1 million in cash and $1.8 million of costs associated with the Acquisition was funded through: (1) $147.6 million of new borrowings under the Credit Agreement and (2) $14.3 million received (net of fees of $.7 million) from the issuance of $15 million of TransDigm Holdings' 16% Cumulative Redeemable Preferred Stock and warrants to purchase 1,381.87 shares of TransDigm Holdings' common stock. TransDigm also borrowed an additional $15 million under the Credit Agreement to pay $5 million of debt issuance costs and provide $10 million of working capital for future operations. The purchase price has been allocated to the assets acquired and liabilities assumed based on a preliminary analysis of their fair values, which is subject to adjustment. The purchase price is subject to adjustment for changes in working capital as of the closing of the Acquisition.

TRANSDIGM HOLDING COMPANY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED SEPTEMBER 30, 2000 (YEAR ENDED DECEMBER 31, 2000 FOR AVIATION)
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

                                                TRANSDIGM
                                                 HOLDINGS    AVIATION      PRO FORMA     PRO FORMA
                                                HISTORICAL HISTORICAL(1) ADJUSTMENTS(2) CONSOLIDATED

          NET SALES                              $150,457    $ 68,616                    $219,073
          COST OF SALES                            82,193      41,392    $  3,194(a)      126,779
                                                 --------    --------    --------        --------

          GROSS PROFIT                             68,264      27,224      (3,194)         92,294
                                                 --------    --------    --------        --------

          OPERATING EXPENSES:
            Selling and administrative             16,799       4,256                      21,055
            Amortization of intangibles             1,843       2,219       1,100(b)        5,162
            Research and development                2,308       1,620                       3,928
            Federal-Mogul corporate charge                      1,270                       1,270
                                                 --------    --------    --------        --------

                     Total operating expenses      20,950       9,365       1,100          31,415
                                                 --------    --------    --------        --------

          INCOME FROM OPERATIONS                   47,314      17,859      (4,294)         60,879

          INTEREST EXPENSE - NET                   28,563       1,986      13,354(c)       41,917
                                                                           (1,986)(d)
                                                 --------    --------    --------        --------

          INCOME BEFORE INCOME TAXES               18,751      15,873     (15,662)         18,962

          INCOME TAX PROVISION                      7,972       6,875      (6,265)(e)       8,582
                                                 --------    --------    --------        --------

          NET INCOME                             $ 10,779    $  8,998    $ (9,397)       $ 10,380
                                                 ========    ========    ========        ========

                            TRANSDIGM HOLDING COMPANY
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
           YEAR ENDED SEPTEMBER 30, 2000 (YEAR ENDED DECEMBER 31, 2000
                                  FOR AVIATION)

(1) Represents the operations of Aviation for the year ended December 31, 2000.

(2) Represents the adjustments resulting from the Acquisition that are necessary to determine TransDigm Holdings' pro forma results of operations as follows:

      (a) Represents the inventory purchase accounting adjustment that will be charged to cost of sales as the Aviation inventory on hand at the date of the Acquisition is sold.

      (b) Represents the change in amortization expense resulting from the amortization of the additional intangible assets (principally goodwill) recorded in connection with the Acquisition over 40 years using the straight-line method.

      (c) Represents the interest expense on the additional indebtedness incurred in connection with the Acquisition (at a weighted average rate of 7.54%) along with the amortization of the related, additional debt issuance costs. A 0.250% increase or decrease in the weighted average interest rate applicable to the additional indebtedness incurred in connection with the Acquisition would change the pro forma interest expense and net income by $406 and $244, respectively, for the year ended September 30, 2000.

      (d) Represents the elimination of intercompany interest expense charged by Federal-Mogul, which was terminated as a result of the Acquisition.

      (e) Represents the tax effect of pro forma adjustments to income before income taxes and is based on the estimated, applicable statutory tax rates.

TRANSDIGM HOLDING COMPANY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
TWENTY-SIX WEEK PERIOD ENDED MARCH 31, 2001
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

                                      TRANSDIGM
                                       HOLDINGS    AVIATION    PRO FORMA       PRO FORMA
                                      HISTORICAL  HISTORICAL ADJUSTMENTS(1)  CONSOLIDATED
                                       --------    --------    --------        --------
NET SALES                              $ 77,864    $ 35,206                    $113,070
COST OF SALES                            42,820      21,713    $  3,194(a)       67,727
                                       --------    --------    --------        --------

GROSS PROFIT                             35,044      13,493      (3,194)         45,343
                                       --------    --------    --------        --------

OPERATING EXPENSES:
  Selling and administrative              8,539       2,479           -          11,018
  Amortization of intangibles               839       1,247         550(b)        2,636
  Research and development                1,201         843           -           2,044
  Federal-Mogul corporate charge              -         635           -             635
                                       --------    --------    --------        --------

           Total operating expenses      10,579       5,204         550          16,333
                                       --------    --------    --------        --------

INCOME FROM OPERATIONS                   24,465       8,289      (3,744)         29,010

INTEREST EXPENSE - NET                   14,281       1,036       6,677(c)       20,958
                                                                 (1,036)(d)
                                       --------    --------    --------        --------
INCOME BEFORE INCOME TAXES               10,184       7,253      (9,385)          8,052

INCOME TAX PROVISION                      4,269       3,046      (3,753)(e)       3,562
                                       --------    --------    --------        --------

NET INCOME                             $  5,915    $  4,207    $ (5,632)       $  4,490
                                       ========    ========    ========        ========

                            TRANSDIGM HOLDING COMPANY
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   TWENTY-SIX WEEK PERIOD ENDED MARCH 31, 2001

(1) Represents the adjustments resulting from the Acquisition that are necessary to determine TransDigm Holding's pro forma results of operations as follows:

      (a) Represents the inventory purchase accounting adjustment that will be charged to cost of sales as the Aviation inventory on hand at the date of the Acquisition is sold.

      (b) Represents the change in amortization expense resulting from the amortization of the additional intangible assets (principally goodwill) recorded in connection with the Acquisition over 40 years using the straight-line method.

      (c) Represents the interest expense on the additional indebtedness incurred in connection with the Acquisition (at a weighted average rate of 7.54%) along with the amortization of the related, additional debt issuance costs. A 0.250% increase or decrease in the weighted average interest rate applicable to the additional indebtedness incurred in connection with the Acquisition would change the pro forma interest expense and net income by $203 and $122, respectively, for the twenty-six week period ended March 31, 2001.

      (d) Represents the elimination of intercompany interest expense charged by Federal-Mogul, which was terminated as a result of the Acquisition.

      (e) Represents the tax effect of pro forma adjustments to income before income taxes and is based on the estimated, applicable statutory tax rates.

TRANSDIGM HOLDING COMPANY

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2001
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

                                                     TRANSDIGM
                                                      HOLDINGS      AVIATION     PRO FORMA       PRO FORMA
ASSETS                                               HISTORICAL    HISTORICAL  ADJUSTMENTS(1)   CONSOLIDATED
                                                      ---------     ---------     --------        ---------

CURRENT ASSETS:
  Cash and equivalents                                $   6,599     $       1    $  10,000(a)     $  16,600
  Accounts receivable - net                              23,906            10                        23,916
  Inventories                                            41,175        12,282        3,194(b)        56,651
  Income taxes refundable                                   258                                         258
  Prepaid expenses and other                                985         2,021       (1,941)(c)        1,065
  Deferred income taxes                                   8,057                                       8,057
                                                      ---------     ---------     --------        ---------
           Total current assets                          80,980        14,314       11,253          106,547
                                                      ---------     ---------     --------        ---------

PROPERTY, PLANT AND EQUIPMENT - NET                      24,808        17,881                        42,689

INTANGIBLE ASSETS - NET                                  71,854        82,088       51,032(d)       204,974

DEBT ISSUE COSTS - NET                                    8,596                      5,040(e)        13,636

DEFERRED INCOME TAXES AND OTHER                           5,360                                       5,360
                                                      ---------     ---------     --------        ---------

TOTAL ASSETS                                          $ 191,598     $ 114,283    $  67,325        $ 373,206
                                                      =========     =========    =========        =========

LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
  Current portion of long-term debt                   $  14,953                  $   4,648(f)     $  19,601
  Accounts payable                                       10,747     $   3,410                        14,157
  Accrued liabilities                                    22,755         1,298                        24,053
                                                      ---------     ---------     --------        ---------
           Total current liabilities                     48,455         4,708        4,648           57,811

LONG-TERM DEBT - LESS CURRENT
  PORTION                                               246,623                    157,985(f)       404,608

OTHER LIABILITIES                                         7,785                                       7,785

CUMULATIVE REDEEMABLE
  PREFERRED STOCK                                                                   12,333(g)        12,333

REDEEMABLE COMMON STOCK                                   1,612                                       1,612

STOCKHOLDERS' EQUITY (DEFICIENCY):
  Common stock                                          102,031                                     102,031
  Warrants                                                                           1,934(g)         1,934
  Net parent investment                                               109,575     (109,575)(h)
  Retained deficit                                     (214,456)                                   (214,456)
  Accumulated other comprehensive loss                     (452)                                       (452)
                                                      ---------     ---------     --------        ---------
           Total stockholders' equity (deficiency)     (112,877)      109,575     (107,641)        (110,943)
                                                      ---------     ---------     --------        ---------
TOTAL                                                 $ 191,598     $ 114,283     $ 67,325        $ 373,206
                                                      =========     =========     ========        =========

                            TRANSDIGM HOLDING COMPANY
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2001

(1) Represents the adjustments resulting from the Acquisition that are necessary to determine TransDigm Holdings' pro forma consolidated balance sheet:

      (a) Represents the recognition of the portion of the proceeds of the additional borrowings described under (f) that provided additional funds for future operations.

      (b) Represents the excess of the fair value of Aviation's inventory over its carrying value. As the inventory is sold, this adjustment will be charged to cost of sales. TransDigm expects this inventory to be sold over a three month period.

      (c) Represents the writeoff of Aviation's perishable tooling and supplies to conform to TransDigm Holdings' accounting policy of expensing such items when purchased.

      (d) Represents the allocation of the purchase price to intangible assets, principally goodwill.

      (e) Represents the costs incurred to obtain the additional borrowings described in (f).

      (f) Represents additional borrowings made under the Credit Agreement to finance the purchase price and the direct costs of the Acquisition.

      (g) Represents the proceeds from the preferred stock and related warrants issued to provide financing for the Acquisition, net of the costs of issuance.

      (h)   Eliminates the net parent investment in Aviation.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934 each of the co-registrants has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Richmond Heights, State of Ohio, on July 23, 2001.

TRANSDIGM HOLDING COMPANY

By:      /s/         Gregory Rufus
       ----------------------------------------
       Name:         Gregory Rufus
       Title:   Chief Financial Officer



TRANSDIGM INC.

By:      /s/         Gregory Rufus
       ----------------------------------------
       Name:         Gregory Rufus
       Title:   Chief Financial Officer



MARATHON POWER TECHNOLOGIES COMPANY

By:      /s/         Gregory Rufus
       ----------------------------------------
       Name:         Gregory Rufus
       Title:   Chief Financial Officer



ZMP, INC.

By:      /s/         Gregory Rufus
       ----------------------------------------
       Name:         Gregory Rufus
       Title:   Chief Financial Officer



ADAMS RITE AEROSPACE, INC.

By:      /s/         Gregory Rufus
       ----------------------------------------
       Name:         Gregory Rufus
       Title:   Chief Financial Officer



CHAMPION AEROSPACE INC.

By:      /s/         Gregory Rufus
       ----------------------------------------
       Name:         Gregory Rufus
       Title:   Chief Financial Officer